                                                                   Exhibit 10.37

                                   DDi Corp.
                         EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  PURPOSE OF PLAN
            ---------------

     The DDi Corp. Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of DDi Corp. and such of its Subsidiaries as the Board of Directors of DDi Corp. (the "Board of Directors") may from time to time designate (DDi Corp. and such Subsidiaries being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of common stock, $.01 par value of DDi Corp. (such common stock being hereafter referred to as "Stock") and thereby acquire an interest in the future of DDi Corp. For purposes of the Plan, a "Subsidiary" is any corporation that would be treated as a subsidiary of DDi Corp. under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify under Section 423 of the Code and shall be construed accordingly.

SECTION 2.  OPTIONS TO PURCHASE STOCK
            -------------------------

     Under the Plan, there is available an aggregate of not more than 1,450,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.

SECTION 3.  ELIGIBLE EMPLOYEES
            ------------------

     Except as otherwise provided below, each Employee who has completed six months of employment for the Company will be eligible to participate in the Plan.

     (a) Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

     (b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

     (c) The following categories of Employees shall not be eligible to participate in the Plan: (i) Employees whose customary employment for the Company is twenty (20) hours or less per week, (ii) Employees whose customary employment for the Company is for not more than five (5) months in any calendar year.

SECTION 4.  METHOD OF PARTICIPATION
            -----------------------

     The periods January 1 to June 30 and July 1 to December 31 of each year will be termed "Option Periods"; provided, however, that the first Option Period shall commence on the date of the final prospectus for the DDi Corp.'s initial public offering and shall terminate on June 30, 2000. Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5.  PAYROLL DEDUCTION
            -----------------

     The payroll deduction authorization will request withholding at a rate (in whole percentages) up to 10% from the Participant's Compensation by means of substantially equal payroll deductions over the Option Period from payroll periods ending in the Option Period. For purposes of the Plan, "Compensation" means all base straight time gross earnings plus payments for overtime, shift premiums, commissions and bonuses, but excluding all incentive income, incentive payments, awards, or other compensation. A Participant may change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account maintained in the Participant's name on the books of the Company. Amounts credited to the withholding account shall belong to the Company and shall not be required to be set aside in trust or otherwise segregated from the Company's general assets.

SECTION 6.  GRANT OF OPTIONS
            ----------------

     Each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to acquire a whole number of shares of Stock equal in number to the lesser of:

          (a) the whole number (disregarding any fractional share amount) determined by dividing $12,500.00 by the fair market value of one share of Stock on the first day of the Option Period; and

          (b) the whole number (disregarding any fractional share amount) determined by dividing (i) the balance credited to the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7.

DDi Corp. will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient. Option grants under this Section 6 shall be automatic and need not be separately documented.

SECTION 7.  PURCHASE PRICE
            --------------

     The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value will mean the Closing Price of the Stock. The "Closing Price" of the Stock on any business day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market; or, if such Stock is not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Board of Directors in good faith; or, if no such market maker is available, the fair market value of such Stock as of such day as determined in good faith by the Board of Directors.

SECTION 8.  EXERCISE OF OPTIONS
            -------------------

     If any Employee is a Participant in the Plan on the last business day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that Period. Upon such exercise, the Company will apply the balance of the Participant's withholding account to the purchase of the whole number of shares of Stock determined under Section 6 and as soon as practicable thereafter will issue and deliver, or cause to be issued and delivered, said shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the Account and carried over to the next Period.

     No fractional shares will be issued to the Participant. Notwithstanding anything herein to the contrary, DDi Corp.'s obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by DDi Corp. with other applicable legal requirements in effect from time to time.

SECTION 9.  INTEREST
            --------

     No interest will be payable on withholding accounts.

SECTION 10. CANCELLATION AND WITHDRAWAL
            ---------------------------

     A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Options by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant.

     A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an option period will be deemed to have canceled his or her Option.

SECTION 11.  TERMINATION OF EMPLOYMENT
             -------------------------

     Except as otherwise provided in Section 12, upon the termination of a Participant's employment with the Company for any reason, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

SECTION 12.  DEATH OF PARTICIPANT
             --------------------

     In the event a Participant's service with the Company is terminated by reason of death occurring prior to the last day of an Option Period, any Options then held by the Participant shall be deemed forthwith canceled in accordance with Section 10. The balance of the deceased Participant's withholding account shall be delivered to the Participant's designated beneficiary(ies). For purposes of the Plan, a Participant's designated beneficiary(ies), if any, shall be such person or persons on file with the Company or its designated agent, on a form approved by the Company or its designated agents, as the Participant's designated beneficiary(ies). If the Participant has more than one designated beneficiary, the Company will determine the allocation among them and its determination will be final and binding on all persons. If there is no designated beneficiary or if the designated beneficiary(ies) are not living, the Company shall instead deliver the account balance to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such executor or administrator, the Company, in its discretion, may deliver such account balance to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant, acquire any interest in amounts credited to he Participant under the Plan.

SECTION 13.  EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE
             ---------------------------------------------------

     All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges. Each Participant's rights and privileges under any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant's rights under the Plan will terminate.

SECTION 14.  EMPLOYMENT RIGHTS
             -----------------

     Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any Employee at any time.

SECTION 15.  CHANGE IN CAPITALIZATION
             ------------------------

     In the event of any change in the outstanding Stock of DDi Corp. by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

SECTION 16.  ADMINISTRATION OF PLAN
             ----------------------

     The Plan will be administered by the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable. The Board of Directors may in its discretion delegate one or more of its responsibilities to any committee or person. Reference to the Board of Directors in connection with its administrative function under the Plan shall include its delegates.

SECTION 17.  AMENDMENT AND TERMINATION OF PLAN
             ---------------------------------

     DDi Corp. reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board of Directors; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the regulations thereunder will have no force or effect unless approved by the shareholders of DDi Corp. within twelve months before or after its adoption.

     The Plan may be suspended or terminated at any time by the Board of Directors. In connection therewith, the Board of Directors may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the applicable Option Period as determined under Section 4 above or on such earlier date as the Board of Directors may specify (in which case such earlier date shall be treated as the last day of the applicable Option Period).

SECTION 18.  APPROVAL OF SHAREHOLDERS
             ------------------------

     The Plan and the ability to exercise Options granted hereunder will be subject to the approval of the shareholders of DDi Corp. obtained within twelve months before or after the date the Plan is adopted by the Board of Directors.